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Exhibit 10.11

AGREEMENT NOT TO COMPETE

        This Agreement Not to Compete (this "Agreement") is made and entered into as of the 10th day of May, 2005, by and between Osmotics Pharma, Inc., a Colorado corporation (the "Buyer"), and Osmotics Corporation, a Colorado corporation (the "Seller"). This Agreement shall become effective concurrently with the Effective Time (as such term is defined in the Merger Agreement (as hereinafter defined)).

EXPLANATORY STATEMENTS

        WHEREAS Buyer and Seller are parties to a License Agreement (the "License Agreement") and a Technology Transfer Agreement, each dated as of the 24th day of January, 2005 which agreements, among other things, contemplate the acquisition by Buyer of certain intellectual property assets of Seller (collectively the "Transfer Agreements").

        WHEREAS Buyer is a party to that certain Agreement and Plan of Merger by and among Buyer, Onsource Corporation and Onsource Acquisition Corp. (the "Merger Agreement").

        WHEREAS this Agreement is a material inducement to Buyer entering into the Transfer Agreements, and a condition to entering into the Merger Agreement.

AGREEMENT

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.    Agreement Not to Compete.    During the Noncompetition Period (as hereinafter defined), Seller shall not in any manner, directly or indirectly, including through entities controlled by Seller or otherwise, any place in the world:

  (i)
  engage or participate in the business of researching, developing, creating, manufacturing or selling any product:

  (a)
  incorporating or utilizing cationic steroid antibiotics or cationic steroid molecules, or

  (b)
  incorporating or utilizing the Barrier Repair Technology (as defined in the License Agreement) for sale in pharmacies, doctors' offices, hospitals or any other similar dispensing facility pursuant to a physician's written order for a pharmacological prescription ((a) and (b) collectively called the "Business"), or

  (ii)
  market any Barrier Repair Technology product in a manner that either:

  (a)
  refers to or makes any direct comparison to a product of the Buyer, or

  (b)
  unreasonably interferes with the Business or the rights of Buyer under the Technology Transfer Agreement and License Agreement, or

  (iii)
  otherwise perform services for third parties which are currently competitive, or may at some time in the future become competitive, with Buyer with respect to the Business (the "Competitive Services"), exclusive of the licensing agreement by and between the Seller and Skinmedica, Inc. ("Skinmedica") dated June 20, 2003 which allows for Skinmedica to sell non-prescription products using the Barrier Repair Technology in physician offices and medical spas; or

  (iv)
  Own or operate any business which presently does engage, or in the future may engage or participate in, Competitive Services or competes or unreasonably interferes with the Business.

        Seller shall be deemed to be engaged in the business or performing Competitive Services if Seller shall engage in such Business or perform such services directly or indirectly, whether for Seller's own account or for that of another person, firm or corporation, or whether as stockholder, principal, partner, member, employee, agent, investor, proprietor, director, officer, employee or consultant, or in any other capacity. Seller shall retain the right to develop, manufacture, test, market, sell or otherwise commercialize any product using the Barrier Repair Technology that does not directly compete with the Business or violate the provisions of this Agreement. By way of example, Seller's products may be marketed to treat the effects of aging and dry skin including dry skin caused by eczema. However, Seller may not market or sell any of its products solely as a treatment for eczema. To illustrate, Seller may market Triceram to treat dry skin caused by a number of listed conditions of which eczema may be a listed condition. However, neither Triceram, nor any other Seller product, may claim to be a cream only for treating eczema.

        For the purposes of this Agreement the "Noncompetition Period" shall mean a period beginning on the Effective Time and ending at such time as Buyer or its affiliates, successors or permitted assigns are no longer engaged in or planning to engage in the Business.

        2.    Remedies.    The necessity of protection against the competition of Seller and the nature and scope of such protection has been carefully considered and agreed upon by the parties hereto. Seller acknowledges that the nature of the Business is highly competitive, and that Buyer, in entering into the Transaction Agreements, has relied on the fact that Seller will agree to restrict its ability to compete with Buyer or any current or future affiliate thereof in the conduct of the Business. Seller and Buyer hereby agree and acknowledge that the duration, scope and geographic area applicable to the restrictions set forth in this Agreement are fair, reasonable and necessary. Seller acknowledges that the consideration provided for herein is sufficient and adequate to compensate Seller for agreeing to the restrictions contained in this Agreement and that such restrictions will not cause Seller undue hardship. If, however, any court determines that the foregoing restrictions are unreasonable and for that reason unenforceable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable. Seller and Buyer agree that a monetary remedy for a breach of this Agreement will be inadequate and will be impracticable and extremely difficult to prove, and further agree that such a breach would cause Buyer irreparable harm, and that Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. Seller agrees that Buyer shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith. Any such requirement of bond or undertaking is hereby waived by Seller, and Seller acknowledges that in the absence of such a waiver, a bond or undertaking may be required by the court.

        3.    Consideration.    The consummation of the transactions contemplated by the Transfer Agreements and the Merger Agreement shall constitute the consideration for Seller's covenants set forth in this Agreement.

        4.    Notices.    Notices sent by Buyer or Seller hereunder shall be made in writing in accordance with the Transfer Agreements or as Buyer and Seller may otherwise agree in writing.

        5.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to principles of conflicts of law.

        6.    Representation by Counsel.    Each party represents and agrees with the other that such party has been represented by or had the opportunity to be represented by, independent counsel of such party's own choosing, and that such party has had the full right and opportunity to consult with such party's respective attorney(s), that to the extent, if any, that it desired, such party availed itself of this right and opportunity, that such party or such party's authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party's respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that such party or such party's authorized officer (as the case may

be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

        7.    Entire Agreement; Amendments; Waiver.    This Agreement supersedes all prior agreements between the parties with respect to its subject matter, including the Transfer Agreements, and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by an authorized representative of the party to be charged with the amendment. A waiver of any right under any provisions of this Agreement by either party hereto shall only be valid if such waiver is in writing and signed by the party to be charged. No waiver of any right under any provisions of this Agreement on any occasion shall be a waiver of any other right or under any other provision or on any other occasion. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

        8.    Assignment; Beneficiaries.    No party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any affiliate, subsidiary or corporate parent of Buyer, or to any party to the Merger Agreement, or to any acquirer of substantially its assets or as collateral security for any borrowings. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement is intended to benefit any person other than the parties hereto or to give any such third person any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

        9.    Section Headings; Construction; Counterparts.    The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy hereof and all of which, when taken together, will be deemed to constitute one and the same agreement.

        10.    No Interpretation Against Drafter.    This Agreement is the product of negotiations between the parties hereto represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived.

        11.    Further Assurances.    If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties shall use its best efforts to take such further action (including the execution and delivery of such further instruments and documents) as any other party may reasonably request and to cooperate with such other party in connection with the foregoing.

        12.    Severability.    In the event that, notwithstanding the express, carefully considered agreement of Buyer and Seller set forth herein, any provision of this Agreement shall be deemed invalid, unenforceable or illegal, or if the period during which this Agreement is to remain effective is found to exceed the legally permissible period or the territory with respect to which this Agreement is to be effective is found to exceed the legally permissible territory, then notwithstanding such invalidity, unenforceability or illegality the remainder of this Agreement shall continue in full force and effect during the maximum period and for the maximum territory legally permissible.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OSMOTICS CORPORATION
By:	/s/ FRANCINE PORTER Francine Porter, President	Date: 5/10/2005
OSMOTICS PHARMA, INC.
By:	/s/ STEVEN S. PORTER Steven S. Porter, President	Date: 5/10/2005

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AGREEMENT NOT TO COMPETE